                                                                     EXHIBIT 3.9

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             PPC ACQUISITION CORP.

                        ==============================

                      Adopted in accordance with Section
                        242 of the General Corporation
                         Law of the State of Delaware

     PPC Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The Board of Directors of the Corporation, pursuant to unanimous written consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking out Article I thereof, and inserting in lieu the following language in lieu thereof, so that, as amended, the text of said Article shall read as follows:

     "The name of the corporation is Pioneer Plastics Corporation."

     2. In lieu of a meeting and vote of the sole stockholder, the sole stockholder, pursuant to unanimous written consent, approved and adopted the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     3. The foregoing amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed as of July 21, 1995, by J. Lyndon Hill, its Vice President, declaring that the facts herein stated are true.


                                             /s/ J. Lyndon Hill
                                             --------------------------
                                             J. Lyndon Hill
                                             Vice President

                         CERTIFICATE OF INCORPORATION
                         ----------------------------

                                      OF
                                      --

                             PPC ACQUISITION CORP.
                             ---------------------

     The undersigned incorporator, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the General Corporation Law of Delaware, as amended (hereinafter referred to as the "G.C.L."), certifies the following:

                                   ARTICLE I
                                   ---------

                                      Name
                                      ----

     The name of the Corporation is PPC Acquisition Corp.

                                   ARTICLE II
                                   ----------

                     Registered Office and Registered Agent
                     --------------------------------------

     The street address of the registered office in Delaware of the Corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, Mew Castle County, Delaware 19801, and the name of the Corporation's initial registered agent, at such address, is The Corporation Trust Company.

                                  ARTICLE III
                                  -----------

                              Purposes and Powers
                              -------------------

     Section 3.1.  Purposes.  The purpose for which the Corporation is formed is
     -----------   --------
to engage in any lawful act or activity for which corporations may be organized under the G.C.L.

     Section 3.2.  Powers.  The Corporation shall have any and all powers which
     -----------   ------
a corporation incorporated and existing under the G.C.L., as it shall be amended from time to time, may have.

     Section 3.3.  Limiting Clause.  Nothing contained in this Article shall be
     -----------   ---------------
construed to authorize the conduct or carrying on by the Corporation of any business or activities of any nature which are not permitted to be conducted or carried on by a corporation organized and existing under the G.C.L., as it shall be amended from time to time.

                                  ARTICLE IV
                                  ----------

                               Authorized Shares
                               -----------------

     Section 4.1.  Number.  The total number of authorized shares of the
     -----------   ------
Corporation is 1,000 shares with a par value of $1.00 per share.

     Section 4.2.  Designation.  The authorized shares of the Corporation shall
     -----------   -----------
be of one (1) class and kind and shall be designated as common shares. The shares may be issued by the Corporation originally, and such shares as are reacquired by the Corporation from time to time and not cancelled may be sold or otherwise disposed of for such consideration and upon such terms and conditions as may from time to time be determined and fixed by the Board of Directors.

     Section 4.3.  Dividends.  Such cash or property distributions with respect
     -----------   ---------
to shares as may be determined by the Board of Directors may be declared from time to time to the extent that such distributions may be made pursuant the provisions of the G.C.L., as it shall be amended from time to time, or any successor thereto.

     Section 4.4.  Voting Rights.  The record holder of each authorized, issued
     -----------   -------------
and outstanding common share shall be entitled to one (1) vote at all shareholders' meetings upon all questions.

     Sections 4.5.  No Pre-emptive Rights.  Shareholders shall have no pre-
     ------------   ---------------------
emptive rights to subscribe to or purchase any shares of common stock or other securities of the Corporation.

                                   ARTICLE V
                                   ---------

                                  Incorporator
                                  ------------

     Section 5.1.  Name and Address.  The name and mailing address of the
     -----------   ----------------
incorporator of the Corporation are as follows:


     Name              Number and Street          City and State
     ----              -----------------          --------------
Mark A. Bailey         50 South Meridian          Indianapolis, Indiana
                         Street, Suite 700          46204

     Section 5.2.  Powers.  The powers of the incorporator shall not terminate
     -----------   ------
upon the filing of this Certificate of Incorporation.


                                  ARTICLE VI
                                  ----------

                               Term of Existence
                               -----------------

     The period during which the Corporation shall continue is perpetual.

                                  ARTICLE VII
                                  -----------

            Indemnification of Officers, Directors and Other Persons
            --------------------------------------------------------

     Section 7.1.  Extent of Indemnification.  (a) To the extent not prohibited
     -----------   -------------------------
by Delaware law, every person (and the heirs and personal representatives of such person) who is or was a Director, officer, trustee, member of a committee appointed by the Board of Directors, employee or agent of the Corporation or who at the request of the Corporation is or was a Director, officer, trustee, committee member, employee or agent of another corporation or is or was acting in any capacity in a partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against all liability and reasonable expense that may be incurred by him in connection with or resulting from any non-criminal claim, action, suit or proceeding in the following instances:

               (i) if such Director, officer, trustee, committee member, employee or agent is wholly successful with respect to such claim, action, suit or proceeding, or

               (ii) if not wholly successful, then if such Director, officer, trustee, committee member, employee or agent is determined, as provided in paragraph (e), to have acted in good faith, and the individual reasonably believed (A) in the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in its best interests and (B) in all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests.

     (b) With respect to any criminal action or proceeding, every person described in Subsection 7.1(a) shall be indemnified to the extent provided in Subsection 7.1(a) if the individual either

               (i) had reasonable cause to believe that his or her conduct was lawful, or

               (ii) had no reasonable cause to believe that his or her conduct was unlawful.

     (c) The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a
                     ---------------
presumption that a Director, officer, trustee, committee member, employee or agent did not meet the standards of conduct set forth in Subsections 7.1(a) or 7.1(b).

     Section 7.2.  Definitions.  (a) The terms "claim, action, suit or
     -----------   -----------
proceeding" shall include every claim, action, suit or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative or investigative, or threat thereof, in which a Director, officer, trustee, committee member, employee or agent of the Corporation (or his heirs and personal representatives) may become involved, as a party or otherwise:

               (i)    by reason of his being or having been a
          Director, officer, trustee, committee member, employee or agent of this Corporation or of any other corporation where he served as such at the request of this Corporation, or

               (ii) by reason of his acting or having acted in any capacity in a partnership, joint venture, association, trust, or other organization or entity where he served as such at the request of this Corporation, or

               (iii) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

     (b) The terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a Director, officer, trustee, committee member, employee or agent.

     (c) The term "wholly successful" shall mean

               (i) termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him,

               (ii) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any action, suit or proceeding, or

               (iii) the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement.

     Section 7.3.  Procedure for Claiming Indemnification.  Every person
     -----------   --------------------------------------
claiming indemnification hereunder (other than one who has been wholly successful with respect to any claim, action, suit or proceeding) shall be entitled to indemnification if:

     (a) special independent legal counsel, which may be regular counsel of the Corporation or another disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter referred to as "Referee"), shall deliver to the Corporation a written finding that such Director, officer, trustee, committee member, employee or agent has met the standards of conduct set forth in Section 7.1, and

     (b) the Board of Directors, acting upon such written finding, so determines.

The person claiming indemnification shall, if requested, appear before the Referee, answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions or other evidence in any way relevant to the Referee's finding which are within the possession or control of the Corporation.

     Section 7.4.  No Limit to Other Rights.  The rights of indemnification
     -----------   ------------------------
provided in this Article VII shall be in addition to any rights to which any such Director, officer, trustee, committee member, employee or agent may otherwise be entitled. Irrespective of the provisions of this Article VII, the Board of Directors may, at any time and from time to time:

     (a) approve indemnification of Directors, officers, trustees, committee members, employees, agents or other persons to the full extent permitted by the provisions of the G.C.L., as it shall be amended from time to time, whether on account of past or future transactions, and

     (b) authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director, officer, trustee, committee member, employee or agent of the Corporation, or who, at the request of the Corporation, is or was a Director, officer, trustee, committee member, employee or agent of another corporation or is or was acting in any capacity in a partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

     Section 7.5.  Advancement of Expenses.  (a) Expenses incurred with respect
     -----------   -----------------------
to any claim, action, suit or proceeding may be advanced to an individual by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof if:

               (i) the individual furnishes the Corporation a written affirmation of the individual's good faith belief that such individual has met the standard of conduct described in Section 7.1;

               (ii) the individual furnishes the Corporation a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct; and

               (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article or under the applicable provisions of the G.C.L., as it shall be amended from time to time.

     (b) The undertaking required by Subsection 7.5(a) must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment.

     (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7.3.

                                  ARTICLE VIII
                                  ------------

                     Provisions for Regulation of Business
                     -------------------------------------
                     and Conduct of Affairs of Corporation
                     -------------------------------------

     Section 8.1.  Code of By-Laws.  The Board of Directors of the Corporation
     -----------   ---------------
shall have powers, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation; provided, however, the affirmative vote of the majority of the members of the Board of Directors, for the time being, shall be necessary to make such Code of By-Laws or to effect any alteration, amendment or repeal thereof.

     Section 8.2.  Transactions with Directors.  Any contract or other
     -----------   ---------------------------
transaction between the Corporation and one (1) or more of its Directors, or any firm, corporation or association of which one or more of the Directors of the Corporation are members, shareholders, directors, officers or employees, or in which they have an interest, shall be valid for all purposes if such interest shall be disclosed or known to the Board of Directors of the Corporation and it shall, nevertheless, authorize, approve and ratify such contract or transaction, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors which acts upon or in reference to, such contract or transaction and notwithstanding the participation of such interested Director or Directors in such action, whether counted in determining the presence of a quorum or voting to authorize such contract or transaction. The vote of a disinterested majority of the Directors present shall be conclusive as to the fairness of any such contract or transaction. Any contract or other transaction between the Corporation and any corporation in which the Corporation owns all of the shares shall be valid and binding regardless of the fact that the Directors and/or officers executing the contract on behalf of the Corporation are the same or a majority of them are the same or the participating Directors or officers are the same. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid, or to create any liability on the part of any Director of the Corporation which would not otherwise be imposed, under the common and statutory law applicable thereto.

     Section 8.3.  Liability of Directors.  A Director of the Corporation shall
     -----------   ----------------------
have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this provision shall not eliminate or limit the liability of a Director for any of the following:

               (a) Breach of Director's duty of loyalty to the Corporation or its shareholders; or

               (b) Acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law; or

               (c) Causing the Corporation to pay a dividend, or approving a stock purchase or redemption, in violation of the G.C.L.; or

               (d) Any transaction from which the Director derived an improper benefit.

     Section 8.4.  Reserved Rights.  The Corporation reserves the right to make,
     -----------   ---------------
alter, amend, change or repeal any provision contained in this Certificate of Incorporation, or any amendment thereto, or the manner now or hereafter prescribed or permitted by the provisions of the G.C.L. or any amendment thereto or by the provisions of any other applicable statute of the State of Delaware, including but not limited to the right to increase or decrease the number of its authorized shares, to reclassify, cancel or change the designation, preferences, limitations or relative rights in connection with such shares or to create a new class thereof, and all rights conferred by this Certificate of Incorporation, or any amendment thereto, are granted subject to the reservations stated in this paragraph.

      IN WITNESS WHEREOF, the undersigned, being the incorporator designated in
Section 5.1, executes this Certificate of Incorporation of the Corporation on June 7, 1995.


                                    /s/ Mark A. Bailey
                                    -------------------------------
                                    Mark A. Bailey